Exhibit 99.1

®

N E W S   R E L E A S E

Atmel Reports First Quarter 2012 Financial Results

SAN JOSE, CA, May 2, 2012 — Atmel® Corporation (Nasdaq: ATML), a leader in microcontroller and touch solutions, today announced financial results for its first quarter ended March 31, 2012.

	GAAP			Non-GAAP
	Q1 2012	Q4 2011	Q1 2011	Q1 2012	Q4 2011	Q1 2011
Net revenue	$357.8	$383.6	$461.4	$357.8	$383.6	$461.4
Gross margin	42.6%	48.1%	51.0%	43.2%	48.7%	51.5%
Operating margin	7.0%	12.8%	17.7%	9.9%	17.9%	26.2%
Net income	$20.4	$32.9	$74.6	$35.3	$67.5	$122.2
Diluted EPS	$0.05	$0.07	$0.16	$0.08	$0.14	$0.26

(In millions, except earnings per diluted share and percentages)

Revenue for the first quarter of 2012 was $357.8 million, a 7% decrease compared to $383.6 million for the fourth quarter of 2011, and 22% lower compared to $461.4 million for the first quarter of 2011.  GAAP net income totaled $20.4 million or $0.05 per diluted share for the first quarter of 2012. This compares to $32.9 million or $0.07 per diluted share for the fourth quarter of 2011 and $74.6 million or $0.16 per diluted share for the first quarter of 2011, which included restructuring charges of $21.2 million or $0.05 per diluted share.

Non-GAAP net income for the first quarter of 2012 totaled $35.3 million or $0.08 per diluted share, compared to non-GAAP net income of $67.5 million or $0.14 per diluted share in the fourth quarter of 2011, and non-GAAP net income of $122.2 million or $0.26 per diluted share for the year-ago quarter.  Refer to the non-GAAP reconciliation table included in this release for more details.

GAAP gross margin was 42.6% in the first quarter of 2012, as compared to 48.1% in the fourth quarter of 2011 and 51.0% in the first quarter of 2011. Non-GAAP gross margin was 43.2% in the first quarter of 2012 compared to 48.7% in the immediately preceding quarter and 51.5% in the first quarter of 2011.

“As we predicted, our business bottomed during the first quarter, and we are well positioned to capitalize on the improving industry environment,” said Steve Laub, Atmel’s President and

Atmel Corporation • 2325 Orchard Parkway • San Jose CA  95131 • Phone (408) 441-0311 • Fax (408) 487-2600

Chief Executive Officer. “The introduction of our new AVR, ARM Cortex, maXTouch S and XSense products set a strong foundation for sequential growth throughout 2012 and beyond.”

First quarter 2012 income from operations on a GAAP basis was $25.0 million or 7.0% of revenue, compared with $49.0 million or 12.8% of revenue for the fourth quarter of 2011 and $81.9 million or 17.7% of revenue for the first quarter of 2011. First quarter 2012 income from operations included a $10.7 million benefit from the release of reserves related to a previously established foreign government grant and $2.0 million in acquisition related charges.

Non-GAAP income from operations in the first quarter of 2012 was $35.6 million or 9.9% of revenue, compared to fourth quarter non-GAAP income from operations of $68.7 million or 17.9% of revenue, and first quarter 2011 non-GAAP income from operations of $121.1 million or 26.2% of revenue.

Income tax provision, on a GAAP basis, totaled $4.3 million for the first quarter of 2012. This compares to an income tax provision of $14.4 million for the fourth quarter of 2011 and a tax provision of $9.8 million for the first quarter of 2011.  Non-GAAP income tax provision during the first quarter of 2012 was $0.1 million compared to an income tax benefit of $0.5 million for the fourth quarter 2011 and a non-GAAP tax provision of $1.4 million during the first quarter of 2011.

Cash provided from operations totaled approximately $60.6 million for the first quarter of 2012, compared to $43.4 million for the fourth quarter of 2011 and $74.1 million for the first quarter of 2011.   Combined cash balances (cash and cash equivalents plus short-term investments) totaled $299.1 million at the end of the first quarter of 2012, after spending $96.2 million during the quarter on stock repurchases.

Company Highlights

•                  Atmel releases 40 new devices based on ARM® Cortex™-M3 and M4 processor based flash microcontrollers

•                  Atmel announced 14 new AVR® microcontrollers devices featuring higher memory densities, more communication interfaces, improved system integration and ultra-low power consumption

•                  Released Studio 6, Atmel’s new design tool for both AVR and Atmel ARM processor devices

•                  Recent maXTouch smartphone introductions include: Samsung’s Galaxy Note for AT&T and Galaxy S Advanced, Nokia’s Lumia 610, 800C and 900 smartphones, Motorola’s DROID 4, MOTOLUXE, DEFY MINI, BBK’s Vivo V1, Huawei’s Vision and Ascend P1, ZTE’s Blade II and Tania

•                  New tablets powered by maXTouch include: Samsung Galaxy Tab 7.7, Motorola Solutions ET1, and ZTE Light Tab 2

•                  Launched maXTouch® family of automotive-qualified touchscreen controllers

•                  Atmel integrates capacitive touch module into newest tinyAVR® microcontroller for buttons, sliders and wheels

•                  Atmel unveils XSense™ – a revolutionary new generation of highly flexible film based touch sensors enabling a new era of capacitive touchscreen designs

•                  Additional $200 million allocated to existing common stock repurchase program

Stock Repurchase

During the first quarter of 2012, Atmel repurchased 9.5 million shares of its common stock in the open market at an average price of $10.18 per share.

Non-GAAP Metrics

Non-GAAP net income excludes charges related to restructuring activities, acquisitions, gain or loss on sale of assets, credit from reserved grant income, stock-based compensation, as well as the non-GAAP income tax adjustment and other non-recurring income tax items. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.

Conference Call

Atmel will hold a teleconference at 2:00 p.m. PT today to discuss the first quarter 2012 financial results. The conference call will be webcast live and can also be monitored by dialing 1-800-374-0405 or 1-706-758-4519. The conference ID number is 64558484 and participants are encouraged to initiate their calls 10 minutes prior to the 2 p.m. PT start time to ensure a timely connection. The webcast and earnings release will be accessible at http://www.atmel.com/ir/ and will be archived for 12 months.

A replay of the May 2, 2012 conference call will be available the same day at approximately 5:00 p.m. PT and will be archived for 48 hours. The replay access numbers are 1-800-585-8367 within the U.S. and 1-404-537-3406 for all other locations. The access code is 64558484.

About Atmel

Atmel is a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry’s broadest intellectual property (IP) technology portfolios, Atmel is able to provide the electronics industry with complete system solutions focused on industrial, consumer, communications, computing and automotive markets.

© 2012 Atmel Corporation. Atmel®, Atmel logo and combinations thereof, and others are registered trademarks or trademarks of Atmel Corporation or its subsidiaries. Other terms and product names may be trademarks of others.

Safe Harbor for Forward-Looking Statements

Information in this release regarding Atmel’s forecasts, business outlook, expectations, new product launches, and beliefs are forward-looking statements that involve risks and uncertainties. These statements may include comments about our future operating and financial performance, including our outlook for 2012, our expectations regarding market share and product revenue growth, and Atmel’s strategies. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, without limitation, general economic conditions (including solvency issues affecting various European countries); the cyclical nature of the semiconductor industry; the inability to realize the anticipated benefits of transactions related to acquisitions, restructuring activities or other initiatives in a timely manner or at all; the impact of competitive products and pricing; disruption to our business caused by our increased dependence on outside foundries; industry and/or company overcapacity or undercapacity, including capacity constraints of our independent assembly contractors; timely design acceptance by our customers; timely introduction of new products and technologies (including, for example, our XSense and maXStylus products); ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; financial stability in foreign markets and the impact of foreign exchange rates; adverse changes in tax laws; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; the market price or volatility of our common stock; compliance with U.S. and international laws and regulations by us and our distributors; ability to protect our intellectual property rights; litigation (including intellectual property litigation in which we may be involved or in which our customers may be involved, especially in the mobile device sector), and the possible unfavorable results of legal proceedings; and other risks detailed from time to time in Atmel’s SEC reports and filings, including our Form 10-K for the year ended December 31, 2011, filed on February 28, 2012, and our subsequent Form 10-Q reports. Atmel assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Peter Schuman

Director, Investor Relations

(408) 518-8426

###

Atmel Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011

Net revenue	$357,837	$383,609	$461,427

Operating expenses
Cost of revenue	205,470	198,952	226,042
Research and development	66,289	63,669	62,383
Selling, general and administrative	69,855	70,817	70,786
Acquisition-related charges	1,956	2,339	1,031
Restructuring (credits) charges	—	(1,146)	21,210
Credit from reserved grant income	(10,689)	—	—
Gain on sale of assets	—	—	(1,882)
Total operating expenses	332,881	334,631	379,570
Income from operations	24,956	48,978	81,857

Interest and other (expense) income, net	(224)	(1,736)	2,491
Income before income taxes	24,732	47,242	84,348
Provision for income taxes	(4,345)	(14,381)	(9,795)
Net income	$20,387	$32,861	$74,553

Basic net income per share:
Net income	$0.05	$0.07	$0.16
Weighted-average shares used in basic net income per share calculations	440,265	451,582	456,489
Diluted net income per share:
Net income	$0.05	$0.07	$0.16
Weighted-average shares used in diluted net income per share calculations	444,927	456,514	470,022

Atmel Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2012	2011
Current assets
Cash and cash equivalents	$288,362	$329,431
Short-term investments	10,754	3,079
Accounts receivable, net	204,984	212,929
Inventories	357,474	377,433
Prepaids and other current assets	89,294	116,929
Total current assets	950,868	1,039,801
Fixed assets, net	248,585	257,070
Goodwill	67,374	67,662
Intangible assets, net	18,323	20,594
Other assets	143,011	141,471
Total assets	$1,428,161	$1,526,598

Current liabilities
Trade accounts payable	82,745	76,445
Accrued and other liabilities	156,134	207,118
Deferred income on shipments to distributors	37,619	47,620
Total current liabilities	276,498	331,183
Other long-term liabilities	115,284	112,971
Total liabilities	391,782	444,154

Stockholders’ equity	1,036,379	1,082,444
Total liabilities and stockholders’ equity	$1,428,161	$1,526,598

ATMEL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011

GAAP gross profit	$152,367	$184,657	$235,385
Stock-based compensation expense	2,255	2,057	2,293
Non-GAAP gross profit	$154,622	$186,714	$237,678

GAAP research and development expense	$66,289	$63,669	$62,383
Stock-based compensation expense	(6,763)	(6,591)	(5,982)
Non-GAAP research and development expense	$59,526	$57,078	$56,401

GAAP selling, general and administrative expense	$69,855	$70,817	$70,786
Stock-based compensation expense	(10,309)	(9,873)	(10,614)
Non-GAAP selling, general and administrative expense	$59,546	$60,944	$60,172

GAAP operating income	$24,956	$48,978	$81,857
Stock-based compensation expense	19,327	18,521	18,889
Acquisition-related charges	1,956	2,339	1,031
Restructuring (credits) charges	—	(1,146)	21,210
Credit from reserved grant income	(10,689)	—	—
Gain on sale of assets	—	—	(1,882)
Non-GAAP operating income	$35,550	$68,692	$121,105

GAAP provision for income taxes	$(4,345)	$(14,381)	$(9,795)
Adjustments for cash tax and other tax settlements	(4,274)	(14,916)	(8,403)
Non-GAAP (provision for) benefit from income taxes	$(71)	$535	$(1,392)

GAAP net income	$20,387	$32,861	$74,553
Stock-based compensation expense	19,327	18,521	18,889
Acquisition-related charges	1,956	2,339	1,031
Restructuring (credits) charges	—	(1,146)	21,210
Credit from reserved grant income	(10,689)	—	—
Gain on sale of assets	—	—	(1,882)
Tax adjustments	4,274	14,916	8,403
Non-GAAP net income	$35,255	$67,491	$122,204

GAAP net income per share - diluted	$0.05	$0.07	$0.16
Stock based compensation expense	0.04	0.04	0.04
Acquisition-related charges	—	—	—
Restructuring (credits) charges	—	—	0.04
Credit from reserved grant income	(0.02)	—	—
Gain on sale of assets	—	—	—
Tax adjustments	0.01	0.03	0.02
Non-GAAP net income per share - diluted	$0.08	$0.14	$0.26

GAAP diluted shares	444,927	456,514	470,022
Adjusted dilutive stock awards — non-GAAP	10,865	14,524	8,432
Non-GAAP diluted shares	455,792	471,038	478,454

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net income and non-GAAP net income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel’s operations that, when viewed in conjunction with Atmel’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel’s business and operations.

Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. Atmel may, in the future, determine to present non-GAAP financial measures other than those presented in this release, which it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect information used by the company’s management in assessing its business, which may change from time to time.

Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel’s results “through the eyes” of management as these non-GAAP financial measures reflect Atmel’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel’s operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures may facilitate comparisons to Atmel’s historical operating results and to competitors’ operating results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided above.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables above, each of the non-GAAP financial measures excludes one or more of the following items:

•      Stock-based compensation expense.

Stock-based compensation expense relates primarily to equity awards such as stock options and restricted stock units.  This includes stock-based compensation expense related to performance-based restricted stock units for which Atmel recognizes stock-based compensation expense to the extent management believes it probable that Atmel will achieve the performance criteria which occurs before these awards actually vest. If the performance goals are unlikely to be met, no compensation expense is recognized and any previously recognized compensation expense is reversed.  Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel’s control. As a result, management excludes this item from Atmel’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Atmel’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

•      Acquisition-related charges.

Acquisition-related charges include: (1) amortization of intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade names and non-compete agreements and (2) contingent compensation expense, which include compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Atmel’s performance after completion of acquisitions, because they are not related to Atmel’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.

•      Restructuring (credits) charges.

Restructuring (credits) charges primarily relate to expenses necessary to make infrastructure-related changes to Atmel’s operating costs.  Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Atmel has engaged in various restructuring activities in recent years, each has been a discrete event based on a unique set of business objectives. Atmel believes that it is appropriate to exclude restructuring (credits) charges from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.

•      Credit from reserved grant income.

Atmel recognized a credit from reserved grant income as a result of a ministerial decision of the Greek government which was executed providing for a partial refund of outstanding state grants previously made. Based on the execution of this ministerial decision and the subsequent publication of that decision, management determined that it would not be required to repay the full amount of the outstanding grant. Atmel believes that it is appropriate to exclude credit from reserved grant income from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.

•      Gain on sale of assets.

Atmel recognizes gains resulting from the sale of certain non-strategic assets that no longer align with Atmel’s long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are individually discrete events and generally not reflective of the ongoing operating performance of Atmel’s business and can distort the period-over-period comparison.

•      Non-GAAP tax adjustment.

In conjunction with the implementation of Atmel’s global structure changes which took effect January 1, 2011, the company changed its methodology for reporting non-GAAP taxes. Beginning in the first quarter of 2011, Atmel’s non-GAAP tax amounts approximate operating cash tax expense, similar to the liability reported on Atmel’s tax returns, including certain foreign refundable credits.  This approach is designed to enhance the ability of investors to understand the company’s tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Atmel forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period.

Non-GAAP tax amounts for periods prior to January 1, 2011 have not been adjusted to reflect this new methodology.